Exhibit 99.1

Oceaneering to Present at Deutsche Bank 2008 Energy and Utilities Conference

May 21, 2008 – Houston, Texas – Oceaneering International, Inc. (NYSE:OII) announced today that T. Jay Collins, President and Chief Executive Officer, will deliver a presentation at the 2008 Energy and Utilities Conference hosted by Deutsche Bank in Miami Beach, FL on Wednesday, May 28, 2008 at 2:00 p.m. Eastern Time.

Interested parties may listen to the presentation and view the slides live on the internet at http://www.conferences.db.com/americas/energy08. An archived replay will be available for 30 days after the conference. The presentation slides will also be available for viewing using the Investor Relations link at Oceaneering’s website, www.oceaneering.com.

Oceaneering is a global oilfield provider of engineered services and products primarily to the offshore oil and gas industry, with a focus on deepwater applications.

For further information, please contact Jack Jurkoshek, Director Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713–329–4670; Fax 713–329–4653; www.oceaneering.com; E-Mail investorrelations@oceaneering.com.